Exhibit 99.1

DCT INDUSTRIAL TRUST REPORTS 2007

FOURTH QUARTER AND YEAR END RESULTS

Full Year 2007 FFO per Share Increases 15%

Announces $0.16 per Share Quarterly Dividend

DENVER, Colo., February 14, 2008 — DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the fourth quarter and year ended December 31, 2007.

Funds from operations (FFO) attributable to common stockholders totaled $36.5 million for the fourth quarter of 2007, and $137.6 million for the year ended December 31, 2007. Fourth quarter FFO of $0.18 per diluted share represented an increase of 20% from $0.15 per diluted share reported for the fourth quarter of 2006, excluding a one-time internalization charge of $172.2 million. For the year ended December 31, 2007, FFO increased 15% to $0.69 per diluted share, compared to $0.60 per diluted share reported for the year ended December 31, 2006, which excludes the internalization charge.

Net income attributable to common stockholders for the fourth quarter of 2007 was $5.7 million, or $0.03 per diluted share, compared to $2.9 million, or $0.02 per diluted share, reported for the fourth quarter of 2006, excluding the internalization charge. Net income for the year ended December 31, 2007 was $40.1 million, or $0.24 per diluted share, compared to a loss of $6.9 million, or $(0.04) per diluted share, for the year ended December 31, 2006, which excludes the internalization charge.

DCT Industrial earned approximately $2.4 million of gains on the contribution or sale of real estate in the fourth quarter 2007, which are included in both net income and FFO. Net income for the year includes $42.9 million of gain on sales or contributions of real estate, of which $15.1 million was recognized in FFO.

518 17th Street, 17th Floor • Denver, CO 80202

303.597.2400 • dctindustrial.com

Phil Hawkins, Chief Executive Officer of DCT Industrial, commented, “2007 was an excellent year for the Company as we made substantial progress on our key areas of focus: maximizing returns from our portfolio, creating value from our development and redevelopment initiatives, growing our institutional capital management business, and increasing our presence in Mexico. We will continue to focus and execute on the same core goals in 2008, which we believe position the Company well for continued growth.”

Hawkins continued, “While fourth quarter results were strong, we are mindful of the recent disruption in the credit markets, as well as signs that the U.S. economy is softening. With current market conditions, we are fortunate to have a very strong balance sheet and substantial capacity to fund our business. In my view, the importance of such liquidity and capacity will be even greater than in the recent past; therefore we will be very disciplined in managing our capital and preserving our liquidity and flexibility.”

Operating Portfolio

As of December 31, 2007, the Company owned 382 consolidated operating properties, or 53.6 million square feet, compared to 379 consolidated operating properties, or 56.2 million square feet, as of December 31, 2006. Net operating income was $50.1 million in the fourth quarter of 2007, an increase of 2.3% compared to the fourth quarter of 2006. DCT Industrial’s consolidated operating portfolio occupancy was 94.0% at December 31, 2007, compared to 92.6% at December 31, 2006. Including operating properties held in joint ventures, for a total of 65.3 million square feet, occupancy at December 31, 2007 was 94.9%, up from 93.0% a year ago when total square footage was 60.0 million.

Same store net operating income increased 1.7% on a cash basis and 0.3% on a GAAP basis in the fourth quarter of 2007, when compared to the same period last year, excluding lease termination revenue and lease buy-outs. Occupancy of same store properties was 93.9% at December 31, 2007, compared to 93.1% at December 31, 2006.

DCT Industrial signed 1.9 million square feet of leases during the fourth quarter, and 7.5 million square feet during the entire year. The Company’s tenant retention remained strong, with a rate of 74.7% for the fourth quarter of 2007 and 71.5% for the full year. Realized rent growth on signed leases for which there was a prior tenant averaged 11.2% on a GAAP basis in the fourth quarter of

2007, and 11.0% for the year ended December 31, 2007. On a cash basis, rents on signed leases increased by 4.6% in the fourth quarter of 2007 and by 2.6% for the year ended December 31, 2007.

Institutional Capital Management

The Company’s institutional capital management business had assets under management of $686.2 million at December 31, 2007, representing an increase of $434.2 million from December 31, 2006. This represented 11.2 million square feet under management at December 31, 2007, compared to 3.7 million square feet at December 31, 2006. Capital management and other fee revenue totaled $1.1 million in the fourth quarter of 2007 and $2.9 million for the year, compared to $0.9 million in the fourth quarter of 2006 and $1.3 million for the year ended December 31, 2006.

During the fourth quarter of 2007, DCT Industrial and JPMorgan Asset Management purchased approximately $116.3 million of assets directly into the JP Morgan Venture, totaling 1.8 million square feet. In January 2008, the JP Morgan Venture acquired a 340,000 square foot building in Orlando, bringing total assets under management in the venture to approximately $284.0 million.

Mexico

DCT Industrial made significant progress in Mexico during the fourth quarter of 2007, including the acquisition of three buildings in Tijuana totaling 203,000 square feet and two buildings in Guadalajara totaling 149,000 square feet. The Company also closed on a forward commitment development with Nexxus for a 107,000 square foot building in Monterrey, which will be expanded to 189,000 square feet. The overall occupancy of the properties acquired in Mexico during the fourth quarter was 97.8%. As of December 31, 2007, the Company had an additional 673,000 square feet under development through its Nexxus partnership. Finally, the Nexxus partnership sold a 78,000 square foot building to a user during the fourth quarter.

Investment, Disposition and Development Activity

During the fourth quarter of 2007, DCT Industrial acquired four properties in the U.S. totaling 860,000 square feet. The Company also sold two buildings in Atlanta for a combined price of $21.7 million during the fourth quarter. One of the buildings, Buford 100, a 499,000 square foot development property, was sold to a user.

As of December 31, 2007, DCT Industrial had 7.4 million square feet under development. During the fourth quarter, the Company entered into a development joint venture with Industrial Developments International (IDI) to develop up to 1.9 million square feet in the Chicago, Nashville, Northern California, and Savannah markets. DCT Industrial plans to contribute approximately 50 acres in Atlanta to the joint venture, which will support approximately 600,000 square feet of development.

“From an investment perspective, we had a very active year,” said Jim Cochran, President and Chief Investment Officer of DCT Industrial. “We grew our Mexico portfolio to more than 1.4 million square feet either owned or under control, substantially grew our institutional capital management business, initiated a successful capital relationship with JP Morgan Asset Management, entered into a new development joint venture with IDI, recycled over $365 million of assets through contributions or sales, and got SCLA up and running with 926,000 square feet of development in four buildings. Currently, more than two-thirds of our development is focused in coastal markets and in Mexico, where customer demand has been strong.”

Balance Sheet

DCT Industrial’s balance sheet remained strong, with consolidated debt to book value of total assets (before depreciation) of 37.4% as of December 31, 2007, compared to 36.1% at December 31, 2006. The Company’s fixed charge coverage for 2007 was 3.0 times, compared to 2.8 times for 2006.

Dividend

DCT Industrial’s Board of Directors has declared a $0.16 per share quarterly cash dividend, payable on April 18, 2008, to stockholders of record as of April 7, 2008.

Guidance

DCT Industrial has revised its guidance for 2008 and now expects FFO per diluted share of $0.68 to $0.73 and net income of $0.13 to $0.18 per diluted share. The change in guidance primarily results from a more conservative approach to development and acquisitions activity in 2008 given the increasing uncertainty in the capital markets. Previous guidance was for FFO per diluted share of $0.70 to $0.75 and net income of $0.15 to $0.20 per diluted share.

Conference Call Information

DCT Industrial will host a conference call to discuss fourth quarter results and its recent business activities on Friday, February 15, 2008 at 12:00 PM Eastern. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (800) 860-2442 or (412) 585-4600. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode: 415061#. A live webcast and replay of the conference call will be available on the investor relations page of DCT’s website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust Inc. is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in 25 of the highest volume distribution markets in the U.S. and in Mexico. As of December 31, 2007, DCT Industrial owned, managed or had under development 448 properties totaling more than 74 million square feet leased to more than 780 corporate customers. Additional information is available at www.dctindustrial.com.

CONTACT:

Sara Knapp

Corporate Communications

DCT Industrial Trust Inc.

303-597-1550 or investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share information)

	December 31, 2007	December 31, 2006
ASSETS
Land	$519,584	$513,143
Buildings and improvements	2,139,961	2,120,821
Intangible lease assets	188,079	198,222
Construction in progress	35,282	32,702

Total Investment in Properties	2,882,906	2,864,888
Less accumulated depreciation and amortization	(310,691)	(199,574)

Net Investment in Properties	2,572,215	2,665,314
Investments in and advances to unconsolidated joint ventures	102,750	42,336

Net Investment in Real Estate	2,674,965	2,707,650
Cash and cash equivalents	30,481	23,310
Notes receivable	27,398	9,205
Deferred loan costs, net	4,828	6,175
Deferred loan costs – financing obligations, net	1,345	16,467
Straight-line rent and other receivables	26,879	17,137
Other assets, net	14,156	27,637
Assets held for sale	—	41,895

Total Assets	$2,780,052	$2,849,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$31,267	$27,341
Distributions payable	32,994	30,777
Tenant prepaids and security deposits	13,896	12,329
Other liabilities	8,117	14,135
Intangible lease liability, net	9,022	17,595
Lines of credit	82,000	34,278
Senior unsecured notes	425,000	425,000
Mortgage notes	649,568	641,081
Financing obligations	14,674	191,787
Liabilities related to assets held for sale	—	276

Total Liabilities	1,266,538	1,394,599

Minority interests	349,912	225,920
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 168,379,863 and 168,354,596 shares issued and outstanding as of December 31, 2007 and 2006, respectively	1,684	1,684
Additional paid-in capital	1,593,165	1,595,808
Distributions in excess of earnings	(425,280)	(357,076)
Accumulated other comprehensive loss	(5,967)	(11,459)

Total Stockholders’ Equity	1,163,602	1,228,957

Total Liabilities and Stockholders’ Equity	$2,780,052	$2,849,476

Book value of total assets before depreciation:
Total Assets	$2,780,052	$2,849,476
Add back accumulated depreciation and amortization	310,691	199,574

Book value of total assets before depreciation and amortization	$3,090,743	$3,049,050

Percentage of debt to total assets	41.6%	37.4%

Percentage of debt to book value of total assets before depreciation and amortization	38.6%	36.1%

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
REVENUES:
Rental revenues	$65,742	$62,856	$257,352	$217,881
Institutional capital management and other fees	1,136	858	2,871	1,256

Total Revenues	66,878	63,714	260,223	219,137

OPERATING EXPENSES:
Rental expenses	8,273	7,264	30,661	22,953
Real estate taxes	7,404	6,667	32,457	26,979
Real estate related depreciation and amortization	28,523	28,663	115,400	107,753
General and administrative	4,712	4,520	19,547	7,861
Asset management fees, related party	—	519	—	13,426

Total Operating Expenses	48,912	47,633	198,065	178,972

Operating Income	17,966	16,081	62,158	40,165
OTHER INCOME AND EXPENSE:
Equity in income (losses) of unconsolidated joint ventures, net	334	(35)	433	(289)
Loss on contract termination and related internalization expenses	—	(172,188)	—	(172,188)
Interest expense	(14,400)	(20,077)	(61,155)	(66,692)
Interest income and other	688	370	4,666	5,368
Income taxes	(233)	(794)	(1,511)	(1,392)

Income (Loss) Before Minority Interests	4,355	(176,643)	4,591	(195,028)
Minority interests	(699)	21,634	(584)	22,338

Income (Loss) From Continuing Operations	3,656	(155,009)	4,007	(172,690)
Income from discontinued operations	2,272	5,191	10,167	5,586

Income (Loss) Before Gain (Loss) On Disposition Of Real Estate Interests	5,928	(149,818)	14,174	(167,104)
Gain (loss) on dispositions of real estate interests, net of minority interest	(257)	1,631	25,938	9,061

NET INCOME (LOSS)	$5,671	$(148,187)	$40,112	$(158,043)

INCOME (LOSS) PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$0.02	$(1.00)	$0.03	$(1.15)
Income from discontinued operations	0.01	0.03	0.06	0.04
Gain (loss) on dispositions of real estate interests, net of minority interest	(0.00)	0.01	0.15	0.06

Net Income (Loss)	$0.03	$(0.96)	$0.24	$(1.05)

INCOME (LOSS) PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$0.02	$(1.00)	$0.03	$(1.15)
Income from discontinued operations	0.01	0.03	0.06	0.04
Gain (loss) on dispositions of real estate interests, net of minority interest	(0.00)	0.01	0.15	0.06

Net Income (Loss)	$0.03	$(0.96)	$0.24	$(1.05)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	168,366	155,037	168,358	150,320

Diluted	205,846	155,037	200,823	150,320

Net income (loss) excluding internalization charge:
Net Income (Loss)	$5,671	$(148,187)	$40,112	$(158,043)
Loss on contract termination and related internalization expenses, net of minority interest	—	151,095	—	151,095

Net income (loss) excluding internalization charge	$5,671	$2,908	$40,112	$(6,948)

Income (loss) per share excluding internalization charge:
Income (loss) per share	$0.03	$(0.96)	$0.24	$(1.05)
Loss on contract termination and related internalization expenses, net of minority interest	—	0.98	—	1.01

Net income (loss) per share excluding internalization charge	$0.03	$0.02	$0.24	$(0.04)

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Funds From Operations

(in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net income (loss) attributable to common shares	$5,671	$(148,187)	$40,112	$(158,043)
Adjustments:
Real estate related depreciation and amortization	28,532	29,028	115,465	111,792
Equity in (income) losses of unconsolidated joint ventures, net	(334)	35	(433)	289
Equity in FFO of unconsolidated joint ventures	1,250	221	2,742	545
(Gain) loss on disposition of real estate interests	314	(1,859)	(30,748)	(9,409)
Gain on disposition of real estate interests related to discontinued operations	(2,622)	(5,187)	(12,125)	(5,187)
Gain on dispositions of non-depreciated real estate	184	170	12,921	4,244
Gain on disposition of non-depreciated real estate interests related to discontinued operations	2,214	—	2,214	—
Minority interest in the operating partnership’s share of the above adjustments	(5,378)	(2,746)	(14,711)	(5,561)

Funds from operations attributable to common shares – basic	29,831	(128,525)	115,437	(61,330)
FFO attributable to dilutive OP Units	6,637	—	22,180	—

Funds from operations attributable to common shares – diluted	36,468	(128,525)	137,617	(61,330)
Loss on contract termination and related internalization expenses, net of minority interests	—	151,095	—	151,095

FFO adjusted for contract termination and related internalization expenses	$36,468	$22,570	$137,617	$89,765

Basic FFO per common share	$0.18	$(0.83)	$0.69	$(0.41)
Diluted FFO per common share	$0.18	$(0.83)	$0.69	$(0.41)
FFO adjusted for contract termination and related internalization expenses per common share, diluted	$0.18	$0.15	$0.69	$0.60

Weighted average common shares outstanding:
Basic	168,366	155,037	168,358	150,320
Dilutive OP Units	37,480	—	32,465	—

Diluted	205,846	155,037	200,823	150,320

Guidance:

Guidance:	Full-Year Range for 2008
	(low)	(high)
Earnings per diluted share	$0.13	$0.18
Real estate related depreciation and amortization	0.55	0.55

FFO attributable to common shares per diluted share	$0.68	$0.73

Guidance excludes future gains or losses from sale of depreciated assets.

The following table is a reconciliation of our NOI to our reported Income (Loss) From Continuing Operations for the three and twelve months ended December 31, 2007 and 2006 (in thousands).

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Same store NOI	$42,529	$42,405	$126,675	$124,458
Non-same store NOI and revenues related to early lease terminations and buyout, net	7,536	6,520	67,559	43,491

Total NOI	50,065	48,925	194,234	167,949
Institutional capital management and other fees	1,136	858	2,871	1,256
Real estate related depreciation and amortization	(28,523)	(28,663)	(115,400)	(107,753)
General and administrative expenses	(4,712)	(4,520)	(19,547)	(7,861)
Asset management fees, related party	—	(519)	—	(13,426)
Equity in income (losses) of unconsolidated joint ventures, net	334	(35)	433	(289)
Loss on contract termination and related internalization expenses	—	(172,188)	—	(172,188)
Interest expense	(14,400)	(20,077)	(61,155)	(66,692)
Interest income and other	688	370	4,666	5,368
Income taxes	(233)	(794)	(1,511)	(1,392)
Minority interests	(699)	21,634	(584)	22,338

Income (Loss) From Continuing Operations	$3,656	$(155,009)	$4,007	$(172,690)

The following table is a reconciliation of our same store NOI to our cash basis same store NOI for the three and twelve months ended December 31, 2007 and 2006 (in thousands).

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Same store NOI	$42,529	$42,405	$126,675	$124,458
Less straight-line rents	(726)	(1,459)	(2,951)	(4,747)
Less amortization of above/below market rents (1)	228	366	533	1,100

Cash basis same store NOI	$42,031	$41,312	$124,257	$120,811

(1)	Excludes $2.1 million net revenue associated with the buyout of a below market lease at 240 Valley Drive.

The following table shows the calculation of our Fixed Charge Coverage for the three and twelve months ended December 31, 2007 and 2006 (in thousands).

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net income (loss)	$5,671	$(148,187)	$40,112	$(158,043)
Interest expense (1)	14,409	20,186	61,209	67,272
Pro rata share of interest expense from unconsolidated JVs	1,185	819	3,988	1,863
Real estate related depreciation and amortization (1)	28,532	29,028	115,465	111,792
Pro rata share of real estate related depreciation and amortization from unconsolidated JVs	932	260	2,291	838
Income taxes	233	794	1,511	1,392
Stock-based compensation amortization expense	691	294	2,406	346
Minority interests (1)	1,148	(20,681)	7,216	(21,269)
Non-FFO (gains) losses on dispositions of real estate interests, net	90	(6,876)	(27,738)	(10,352)
Loss on contract termination and related internalization expenses	—	172,188	—	172,188

Adjusted EBITDA	$52,891	$47,825	$206,460	$166,027

Calculation of Fixed Charges:
Interest expense excluding financing obligations (1)	$14,138	$17,371	$56,887	$56,232
Interest expense related to financing obligations	271	2,815	4,322	11,040
Capitalized interest	1,812	534	7,008	2,013
Amortization of loan costs and debt premium/discount	114	64	411	254
Amortization of financing obligations	(36)	(295)	(500)	(1,165)
Pro rata share of interest expense from unconsolidated JVs	1,185	819	3,988	1,863

Total Fixed Charges	$17,484	$21,308	$72,116	$70,237

Fixed Charge Coverage	3.0	2.2	2.9	2.4

Fixed Charge Coverage, Excluding Financing Obligations	3.1	2.5	3.0	2.8

(1)	Includes amounts related to discontinued operations.

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI and cash basis same store NOI to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI and cash basis same store NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which is defined as earnings (loss) from operations before interest, taxes, depreciation, amortization, stock-based compensation expense and minority interest, and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes; national, international, regional and local economic conditions, including, in particular the recent softening of the U.S. economy; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.